Exhibit 10.4

AMENDMENT TO CIVIL SETTLEMENT AGREEMENT

This Amendment to Civil Settlement Agreement (“Amendment”) dated May 25, 2011, is made by and between The Armored Group, LLC (“TAG”), a Nevada limited liability company, and Supreme Indiana Operations, Inc., a Delaware corporation, successor to Supreme Corporation, a Texas corporation, and Supreme Corporation of Texas, a Texas corporation (collectively “Supreme”).  TAG and Supreme are the parties (“Parties”) to this Amendment.  These same parties are the signatories to the Civil Settlement Agreement dated May 25, 2011.

Recitals, Representations and Conditions

TAG and Supreme have reached a full settlement of all claims and counterclaims in two lawsuits, and the settlement is set forth in the Civil Settlement Agreement dated May 25, 2011.  Pursuant to that Civil Settlement Agreement, the lawsuits have been dismissed.

Supreme approached TAG about an Amendment to the Civil Settlement Agreement.  Supreme and TAG agree in this writing to amend that Civil Settlement Agreement dated May 25, 2011.  Except where expressly superseded by this Amendment, all the remaining terms and conditions of the Civil Settlement Agreement, dated May 25, 2011, remain in full force and effect.

Paragraph 1.5 of the Civil Settlement Agreement is amended and supplemented as follows: TAG does not request that all Class A Common Stock it receives under the Civil Settlement Agreement be registered, and Supreme is not obligated to register such Stock in an S-1 or S-3 Registration Statement.  Supreme shall issue legend stock which TAG or its designee shall not be able to sell until it has held the stock for six months pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).   With respect to the 350,000 shares to be issued to TAG (or its designee) upon execution of the Civil Settlement Agreement, Supreme shall, upon issuance of an opinion from its legal counsel (which will be paid for by Supreme) as soon as reasonably possible after such six months holding period, replace the legend stock with clean stock, issued without a legend, which can then be sold subject to the other terms of this Civil Settlement Agreement.  The same obligations will be undertaken by Supreme with respect to the 350,000 shares to be issued to TAG on January 15, 2012; that is, after the six months holding period Supreme (as soon as reasonably possible after issuance of a legal opinion from its counsel) will re-issue clean stock without a legend for sale.  Unless otherwise instructed by TAG, the stock issued to TAG will be held by the transfer agent in a direct account (if reasonably available).

Paragraph 2.2 of the Civil Settlement Agreement is amended and supplemented as follows:  If, after January 1, 2012, TAG determines that it needs to sell Supreme Class A Common Stock to pay taxes (generated by its receipt in 2011 of such Class A Common Stock) on or before April 15, 2012, then TAG may, regardless of the 50,000 shares a month restriction contained in the Civil Settlement Agreement,  sell enough Class A Common Stock to enable TAG to pay its tax obligation (but only to the extent that such taxes exceed the sale proceeds that TAG would have received (or did receive) from sales of the monthly 50,000 share blocks which it could have sold (or still can sell) prior to April 15, 2012.  If the preceding sentence is triggered, then, upon request by Supreme, TAG shall provide to Supreme the tax calculations necessary to justify such excess sales. Nonetheless, Supreme’s right of first refusal contained in the Civil Settlement Agreement will apply to these sales made to pay taxes.

Consideration for Amendment

As consideration for this Amendment, Supreme shall pay $15,000 to TAG upon the signing of this Amendment, and $10,000 to TAG on January 15, 2012.

Other Provisions

This written Amendment Agreement can be executed in any number of counterparts (including facsimile), each of which shall be an original but all of which shall constitute one instrument.

[signature page follows]

Dated to be effective June  7, 2011.

The Armored Group, LLC, a Nevada limited liability company

/s/ Robert Pazderka
Robert Pazderka, President
Date signed: June 7, 2011

Supreme Indiana Operations, Inc., a Delaware corporation

/s/ Kim Korth
By: Kim Korth, President
Date signed: June 7, 2011

Supreme Corporation of Texas, a Texas corporation

/s/ Kim Korth
By: Kim Korth, President
Date signed: June 7, 2011